EXECUTION VERSION AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER This AMENDMENT NO. 2, dated as of October 27, 2022 (this “Amendment”), amends the Agreement and Plan of Merger, dated as of April 24, 2021, by and among New York Community Bancorp, Inc., a Delaware corporation (“NYCB”), 615 Corp., a Delaware corporation and direct, wholly-owned subsidiary of NYCB (“Merger Sub”), and Flagstar Bancorp, Inc., a Michigan corporation (“Flagstar”), as amended by Amendment No. 1 to Agreement and Plan of Merger (the “Agreement”). Capitalized terms used and not defined herein have the meanings ascribed to such terms in the Agreement. RECITAL: WHEREAS, the parties to the Agreement now desire to amend the Agreement in accordance with Section 9.1 of the Agreement as set forth herein. NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in reliance upon the representations, warranties, conditions, agreements and covenants contained herein, and intending to be legally bound hereby, the parties hereto do hereby agree as follows: 1. Amendments. (a) Section 1.2 of the Agreement is hereby amended by adding the following proviso at the end of the first sentence of such Section: “provided that in no event shall the Closing occur prior to November 8, 2022”. (b) Section 1.5(b) of the Agreement is hereby amended by: (i) deleting the reference to “and” immediately preceding clause (iii); (ii) inserting a new clause (iv) between the references to “Section 2.2,” and “in each case” as follows: “and (iv) if, as of the Effective Time, the Flagstar Third Quarter Dividend or the Special Dividend has not been paid, with respect to any holder of record of such Old Certificate as of November 7, 2022 (the “Flagstar Dividend Record Date”), payment of (A) the special dividend declared by the Board of Directors of Flagstar on October 27, 2022 in the amount of $2.50 per share of Flagstar Common Stock (the “Special Dividend”) or (B) Flagstar’s regular quarterly dividend with respect to the third quarter of 2022 in an amount of $0.06 per share of Flagstar Common Stock (the “Flagstar Third Quarter Dividend”), as applicable,”; and (iii)adding the following text after the words “extraordinary dividend or distribution” that appears therein: “(other than the Special Dividend)”. (c) Section 2.2(a) of the Agreement is hereby amended by: (i) adding to the end of the second sentence: “; provided that if, as of the Effective Time, the Flagstar Third Quarter Dividend or the Special Dividend has not been paid, the

- 2 - holders of Flagstar Common Stock as of the Flagstar Dividend Record Date shall retain their right to receive, on the payment date for the Special Dividend or the Flagstar Third Quarter Dividend, as applicable, payment of the Special Dividend or the Flagstar Third Quarter Dividend, as applicable.”; and (ii) adding to the end of the last sentence: “provided that if, as of the Effective Time, the Flagstar Third Quarter Dividend or the Special Dividend has not been paid, the holders of Flagstar Common Stock as of the Flagstar Dividend Record Date shall be entitled to receive, on the payment date for the Special Dividend or Flagstar Third Quarter Dividend, as applicable, payment of the Special Dividend or Flagstar Third Quarter Dividend, as applicable, with respect to the Old Certificates held by such holders as of the Flagstar Dividend Record Date”. (d) Section 6.10 of the Agreement is hereby amended by adding the following text at the end of such Section: “Notwithstanding anything to the contrary set forth herein and in lieu of the foregoing after the date of Amendment No. 2 hereto, (i) with respect to NYCB’s regular quarterly dividend with respect to the third quarter of 2022, NYCB shall take all actions necessary to declare such dividend in an amount of $0.17 per share of NYCB Common Stock and with a record date of November 7, 2022, (ii) with respect to the Special Dividend, Flagstar shall take all actions necessary to declare such Special Dividend in an amount of $2.50 per share of Flagstar Common Stock and with a record date of the Flagstar Dividend Record Date and a payment date of November 17, 2022, (iii) with respect to the Flagstar Third Quarter Dividend, Flagstar shall take all actions necessary to declare the Flagstar Third Quarter Dividend in an amount of $0.06 per share of Flagstar Common Stock and with a record date of the Flagstar Dividend Record Date and a payment date of November 17, 2022, (iv) if, as of the Effective Time, the Flagstar Third Quarter Dividend or the Special Dividend has not been paid, NYCB hereby acknowledges and agrees to pay the Flagstar Third Quarter Dividend or the Special Dividend, as applicable, on the relevant payment date, to each (1) holder of record of Flagstar Common Stock as of the Flagstar Dividend Record Date and (2) person that is entitled to receive the Flagstar Third Quarter Dividend or Special Dividend, as applicable, in accordance with the following clause (v) ((1) and (2), a “Flagstar Record Holder”) and (v) holders of Flagstar Equity Awards that have been issued under the Flagstar Stock Plans, including restricted stock units and performance stock units (with the number of performance stock units granted in 2020 measured at 150% of the target level of performance, and the number of performance stock units granted in 2021 and later measured at the target level of performance), whether vested or unvested, that are outstanding as of the Flagstar Dividend Record Date, shall be entitled to receive the Flagstar Third Quarter Dividend and the Special Dividend in accordance with the Flagstar Stock Plans.” (e) NYCB has consented to the declaration and payment of the Special Dividend under Sections 5.1 and 5.2 of the Agreement. (f) Flagstar represents and warrants to NYCB that it has received a written non-objection from the Federal Reserve Bank of Chicago to declare the Special Dividend.

- 3 - (g) For the avoidance of doubt, (i) holders of Flagstar Common Stock shall have no right or interest in or to the dividend declared on NYCB Common Stock with the record date of November 7, 2022 and (ii) each Flagstar Record Holder shall be entitled to receive both the Special Dividend and the Flagstar Third Quarter Dividend. (h) Section 8.1(c) set forth in the Agreement is hereby amended and restated as follows: “by either NYCB or Flagstar if the Merger shall not have been consummated on or before December 31, 2022 (the “Termination Date”); provided, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to a party if the failure of the Closing to occur by the Termination Date is due to the failure of such party to perform or observe the obligations, covenants and agreements of such party set forth herein;” 2. Miscellaneous. (a) Except as expressly amended and/or superseded by this Amendment, the Agreement remains and shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein. Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as set forth herein. This Amendment and the Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. If and to the extent there are any inconsistencies between the Agreement and this Amendment with respect to the matters set forth herein, the terms of this Amendment shall control. References in the Agreement or in any of the other Transaction Agreements to the Agreement shall be deemed to mean the Agreement as amended by this Amendment. (b) Section 9.1, Section 9.2, Section 9.3, Section 9.4, Section 9.5, Section 9.6, Section 9.8, Section 9.9, Section 9.10, Section 9.11, Section 9.12, Section 9.13, Section 9.14 and Section 9.16 of the Agreement are each hereby incorporated by reference mutatis mutandis. [Signature pages follow]

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above. NEW YORK COMMUNITY BANCORP, INC. By: /s/ Thomas R. Cangemi Name: Thomas R. Cangemi Title: Chairman, President and Chief Executive Officer 615 CORP. By: /s/ R. Patrick Quinn Name: R. Patrick Quinn Title: Secretary

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger] FLAGSTAR BANCORP, INC. By: /s/ Alessandro P. DiNello Name: Alessandro P. DiNello Title: President & CEO